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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                            ________________________

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

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           DELAWARE                                         53-0085950
(State of Incorporation of Organization)    (I.R.S. Employer Indemnification no.)

         10400 FERNWOOD ROAD
         BETHESDA, MARYLAND                                    20817
(Address of Principal Executive Offices)                     (Zip Code)
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If this form relates to the registration of             If this form relates to the registration of
a class of securities pursuant to Section 12(b)         a class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant           of the Exchange Act and is effective pursuant to
to General Instruction A.(c), please check              General Instruction A.(d), please check the
the following box. [x]                                  following box. [ ]
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Securities Act registration statement file number to
    which this form relates:  __________________
                               (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which Each
     to be so Registered                 Class is to be Registered
     ___________________                 ___________________________________

  Preferred Stock Purchase Rights        Midwest Stock Exchange, Inc.
                                         New York Stock Exchange, Inc.
                                         Pacific Stock Exchange, Inc.
                                         Philadelphia Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the Rights Agreement, dated as of February 3, 1989, between Host Marriott Corporation (the "Company") and The Bank of New York (the "Rights Agent"), as amended by the Amendment No. 1 to Rights Agreement, dated as of October 8, 1993, between the Company and the Rights Agent (as so amended, the "Rights Agreement"). The Company and the Rights Agent entered into the Amendment No. 2 to Rights Agreement, dated as of November 3, 1998 (the "Rights Amendment"). The Rights Amendment modifies the Rights Agreement to delete the definition of and all references to the term "Specified Directors" throughout the Rights Agreement and to provide, among other things, that redemption of the Rights (as defined in the Rights Agreement) requires Board action by two-thirds of the members of the Board of Directors of the Company, rather than by a majority of the Specified Directors (as defined in the Rights Agreement).

          The Rights Agreement is attached hereto as an exhibit and incorporated herein by reference. The Rights Amendment is also attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights Agreement and the Rights Amendment is qualified by reference to such exhibits.


ITEM 2.   EXHIBITS.

                4.1 Rights Agreement, dated as of February 3, 1989, between the Company and the Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 of the Company's Form 8-A, dated February 10, 1989 (No. 001-05664)).

                4.2  Amendment No. 2 to Rights Agreement, dated as of
                     November 3, 1998, between the Company and the Rights Agent.

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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         HOST MARRIOTT CORPORATION


                                         By: /s/ Christopher G. Townsend
                                            ----------------------------------
Date: November 20, 1998                  Name:  Christopher G. Townsend
                                         Title: Senior Vice President, General
                                            Counsel and Corporate Secretary

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                                    EXHIBITS


          4.1 Rights Agreement, dated as of February 3, 1989, between the Company and the Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 of the Company's Form 8-A, dated February 10, 1989 (No. 001-05664)).

          4.2 Amendment No. 2 to Rights Agreement, dated as of November 3, 1998, between the Company and the Rights Agent.

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